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                                                              EXHIBIT NO. 23(a)
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed on June 12, 1995 of American Consolidated Laboratories, Inc. of our report dated April 15, 1996, appearing in this Annual Report on Form 10-KSB for the year ended December 31, 1995.




/s/DELLIOTTE & TOUCHE LLP

Raleigh, North Carolina
April 15, 1996